================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (date of earliest event reported): July 9, 2004 (July 6, 2004)


                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                     000-24923                  25-1799439
(State or Other Jurisdiction      (Commission              (I.R.S. Employer
    of Incorporation)             File Number)             Identification No.)


                                100 Schulz Drive
                           Red Bank, New Jersey           07701
               (Address of principal executive offices) (Zip code)


                                 (732) 345-7500
              (Registrant's telephone number, including area code)


================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 12.  Results of Operations and Financial Condition.

Registrant's press release dated July 6, 2004 announcing its revised outlook for its third fiscal quarter ended July 2, 2004 is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Pro forma non-GAAP net earnings per share (EPS) excludes the amortization of intangible assets, in-process research and development, IP litigation support costs, special charges, non-cash stock compensation, payroll taxes associated with stock options exercesed by employees, other special items and certain non-operating gains and losses and assumes the conversion of $711.8 million of outstanding convertible subordinated notes. Registrant believes this measure of earnings provides a better understanding of its underlying operating results and Registrant uses this measure internally to evaluate its underlying operating performance. This measure of earnings is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from pro forma measures used by other companies. A reconciliation of the pro forma non-GAAP net earnings per share information to net earnings per share as determined under GAAP is not currently available as Registrant has not completed its normal precedures in connection with reporting its financial results for the third fiscal quarter. Registrant intends to provide such a reconciliation in connection with its third quarter 2004 earnings announcement, which is expected to be available during the week of July 26, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CONEXANT SYSTEMS, INC.
                                               (Registrant)



                                            By    /s/ DENNIS E. O'REILLY
                                              ----------------------------------
                                                 Name:  Dennis E. O'Reilly
                                                 Title: Senior Vice President,
                                                        Chief Legal Officer and
                                                        Secretary


Date:  July 9, 2004

                                  EXHIBIT INDEX

Exhibit
Number                      Description
-------                     -----------

99          Press Release of Registrant dated July 6, 2004




















                                       4